Exhibit 99.1

News Release

Contact: Michael Mitchell, 513-784-8959, mmitchell@chiquita.com

CHIQUITA BRANDS INTERNATIONAL TO ACQUIRE FRESH EXPRESS

Transformational Combination of Market Leaders Will Create a Consumer-centric

Company Focused on Healthy, Fresh and Convenient Produce

CINCINNATI – Feb. 23, 2005 – Chiquita Brands International, Inc. (NYSE: CQB) today announced it has entered into a definitive agreement to acquire the Fresh Express unit of Performance Food Group (Nasdaq: PFGC), for $855 million in cash. Fresh Express is the No. 1 seller of packaged salads in the United States, with 40 percent retail market share and approximately $1 billion in revenues. With this acquisition, Chiquita will immediately become the leader in the fast-growing value-added salads category. In addition to its wide variety of salad products, Fresh Express is a leading supplier of fresh-cut fruit. The transaction is expected to close in the second quarter 2005, subject to satisfaction of customary closing conditions, including completion of the Fresh Express 2004 annual audit.

“I believe this is the most important strategic and transformational move the company has made in decades,” said Fernando Aguirre, chairman and chief executive officer of Chiquita Brands International. “Fresh Express fits seamlessly into our sustainable growth strategy to become a world-class, consumer-driven leader of branded produce by building a high-performance organization, strengthening our core business and, most importantly, pursuing profitable growth.

“We continue to focus on satisfying the primary consumer needs of health, taste, freshness and convenience, and Fresh Express’ products are a perfect fit,” Aguirre said. “The acquisition announced today will combine two great companies and allow us to leverage our complementary strengths and experience in selling value-added fresh produce.

“The Fresh Express acquisition, which we expect to be accretive to earnings in 2006, will help us diversify and improve the quality of our earnings,” said Aguirre. On a pro forma basis, the combined company will become much more balanced, as Europe and North America will generate 55 percent and 44 percent of total revenues, respectively. Today, 72 percent of Chiquita’s revenues come from Europe.

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Chiquita Brands International

Acquisition of Fresh Express

“With a more balanced mix of earnings between Europe and North America and less dependence on bananas, we will be less susceptible to the risks inherent in our European business, such as pending changes to the E.U. banana import regime and foreign exchange,” he said.

Aguirre continued, “In addition to diversifying earnings, this transaction should accelerate our path to profitable growth, creating a unique opportunity to cross-sell our existing products, leveraging the excellent retail customer relationships of both companies and the foodservice expertise of Fresh Express. By acquiring an established national infrastructure and state-of-the-art technology, we gain immediate scale and an effective platform to launch new products throughout North America, including the ability to accelerate national distribution of fresh-cut fruit.” The company expects to promptly convert all fruit-based products to the Chiquita brand and retain the Fresh Express brand for value-added salads.

Experienced, Deep Management Team

“I’ve been extremely impressed with the experience and depth of the Fresh Express management team, including many who helped invent the value-added salad category,” said Aguirre. Chiquita expects the Fresh Express business to continue to be based in Salinas, Calif.

“I’m excited about the opportunity we have to learn from one another and build on each company’s strengths to deliver innovative, value-added products,” said Aguirre. “Successful acquisitions often hinge on complementary corporate cultures, and so I’m thrilled that we share the same values and the same commitment to quality and to meeting consumer needs. I’m confident that Fresh Express and Chiquita are a perfect fit and look forward to our combined company reaching the next level. We will be forming a joint integration team tasked with identifying and applying the best practices from each company.”

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Chiquita Brands International

Acquisition of Fresh Express

Meets Strict Financial Criteria

“Importantly, this acquisition meets our financial criteria, including average EBITDA margins that exceed 10 percent and a solid record of revenue growth, profitability and strong cash flows. There’s also a great opportunity to realize cost synergies of at least $20 million annually,” said Jay Braukman, Chiquita’s senior vice president and chief financial officer.

The acquisition is based on expected adjusted 2004 EBITDA for Fresh Express of $91 million*, including adjustments of $17 million for corporate overhead allocations, fresh-cut fruit start-up costs and nonrecurring items.

Braukman indicated that the target sources of permanent financing for the acquisition will include cash as well as debt and convertible preferred securities.

“We will have a prudent credit profile following the acquisition with net debt/adjusted EBITDA of approximately 4 times and adjusted EBITDA/interest coverage of about 3.5 times,” said Braukman. “Our strong cash flow will permit rapid deleveraging and should facilitate the achievement of net debt/EBITDA of less than 3 times and EBITDA/interest coverage of more than 5 times by 2006.” Braukman also commented that Chiquita intends to maintain its current corporate credit rating.

Morgan Stanley has acted as financial advisor to the company in connection with the transaction and has rendered an opinion to the company’s board of directors that the consideration to be paid by the company is fair from a financial point of view.

Conference Call

A conference call to discuss fourth quarter 2004 results as well as the agreement to acquire Fresh Express will begin at 8:30 a.m. EST today, and will be available via webcast at www.chiquita.com. Toll-free telephone access will be available by dialing 1-800-810-0924 in the United States and +913-981-4900 from other locations. An audio replay of the call will also be available until March 3. To access, dial 1-888-203-1112 from the United States and +719-457-0820 from international locations and enter the access code 7419970. An audio webcast of the call will be available at www.chiquita.com until March 9. A transcript of the call will be available on the web site for 12 months.

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*	See reconciliation in Exhibit A at the end of this release.

Chiquita Brands International

Acquisition of Fresh Express

About Fresh Express

The Fresh Express brand has earned the No. 1 share at 40 percent in the $2.7 billion retail value-added salads market, a fast-growing food category for grocery retailers, foodservice providers and quick-service restaurants. The company sells approximately $1 billion annually in value-added salads, all of which are marketed under the Fresh Express brand. In addition to its wide variety of salad products, the company is a leading supplier of fresh-cut fruit. The company operates a network of nine U.S. processing and distribution facilities.

About Chiquita Brands International

Chiquita Brands International is a leading international marketer, producer and distributor of high-quality bananas and other fresh produce, which are sold primarily under Chiquita® premium brands and related trademarks. The company is one of the largest banana producers in the world and a major supplier of bananas in Europe and North America. The company also distributes and markets fresh-cut fruit and other branded, value-added fruit products. Additional information is available at www.chiquita.com.

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the impact of changes in the E.U. banana import regime as a result of the anticipated conversion to a tariff-only regime in 2006; natural disasters and unusual weather conditions; currency exchange rate fluctuations; prices for Chiquita products; availability and costs of products and raw materials; operating efficiencies; the company’s ability to realize its announced productivity improvements; the company’s ability to integrate successfully any acquired businesses; risks inherent in operating in foreign countries, including government regulation, currency restrictions and other restraints, burdensome taxes, risks of expropriation, threats to employees, political instability and terrorist activities, including extortion, and risks of U.S. and foreign governmental action in relation to the company; the outcome of the Department of Justice investigation related to the company’s Colombian subsidiary sold in 2004; labor relations; actions of governmental bodies; the continuing availability of financing; and other market and competitive conditions.

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Chiquita Brands International

Acquisition of Fresh Express

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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Exhibit A:

Expected 2004 Adjusted EBITDA Reconciliation

($ millions)	Fresh Express (Expected)	CBII (Actual)	Consolidated Pro forma[1]
Net income	$12.3	$55.4	$67.7
Addbacks:
Depreciation/amortization expense	33.7	41.6	75.3
Net interest expense	19.7	32.7	52.4
Loss on asset sales		8.4	8.4
Other expense		19.4	19.4
Tax expense	7.9	5.4	13.3

EBITDA - unadjusted	$73.6	$162.9	$236.4

Adjustments
Restructuring charge		9.2	9.2
Corporate allocations	10.4		10.4
Nonrecurring charges	3.7		3.7
Fresh fruit start-up	3.1		3.1

Total adjustments	17.2	9.2	26.4

Adjusted Pro Forma EBITDA	$90.7	$172.1	$262.8

[1]	Consolidated pro forma before effects of aquisition and related financing.